Exhibit 3.2
ARTICLES OF INCORPORATION
OF
JUSHI HOLDINGS INC.
ARTICLE I
NAME
The name of the Corporation is Jushi Holdings Inc. (the “Corporation”).
ARTICLE II
REGISTERED OFFICE AND REGISTERED AGENT
The registered office of the Corporation shall be the street address of its registered agent in the State of Nevada. The Corporation may, from time to time, in the manner provided by law, change the registered agent and registered office within the State of Nevada. The Corporation may also maintain an office or offices for the conduct of its business, either within or without the State of Nevada.
ARTICLE III
PURPOSE
The purpose of the Corporation is to engage in any lawful act or activity for which corporations may now or hereafter be organized under Nevada Revised Statutes (as amended from time to time and including any successor provisions, the “NRS”) Chapter 78.
ARTICLE IV
CAPITAL STOCK
Section 4.1.    Capitalization. The total number of shares of all classes of capital stock that the Corporation is authorized to issue is 3,000,000,000 shares, divided into two classes as follows: (i) 2,000,000,000 shares of common stock, $0.001 par value (“Common Stock”) and (ii) 1,000,000,000 shares of preferred stock, $0,001 par value (“Preferred Stock”). The number of authorized shares of any of the Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the stockholders of the Corporation entitled to vote thereon, and no vote of the holders of Common Stock or Preferred Stock voting separately as a class shall be required therefor (and any such right otherwise provided under NRS 78.207(3) or 78.390(2) is hereby specifically denied), unless a vote of any such holders is expressly required pursuant to the Articles of Incorporation (as the same may be amended and/or restated from time to time, and including any Certificate(s) of Designation (as defined below) relating to any series of Preferred Stock, the “Articles”).
Section 4.2.    Preferred Stock.
(A)    Designation of Series of Preferred Stock. The Board of Directors of the Corporation (the “Board”) is hereby expressly authorized, by resolution adopted at any time and from time to time, to provide, out of the authorized but undesignated and unissued shares of Preferred Stock, for one or more series of Preferred Stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the voting powers (if any) of the shares of such series, and the powers, preferences and relative, participating, optional or other rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series and to cause to be filed with the Nevada Secretary of State a certificate of designation with respect thereto (each, a “Certificate of

Designation”). The powers, preferences and relative, participating, optional and other rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.
(B)    Voting Rights of Preferred Stock. Except as otherwise required by law, holders of a series of Preferred Stock, as such, shall be entitled only to such voting rights, if any, as shall expressly be granted thereto by the Articles.
Section 4.3.    Voting Rights of Common Stock.
(A)    Common Stock. Each holder of record of Common Stock, as such, shall be entitled to one vote for each share of Common Stock held of record by such holder on all matters on which stockholders generally or holders of Common Stock as a separate class or series are entitled to vote (whether voting separately as a class or series, or together with any other class(es) or series of the Corporation’s capital stock); provided that to the fullest extent permitted by law, holders of Common Stock, as such, shall have no voting power with respect to, and shall not be entitled to vote on, any amendment to the Articles that relates solely to the terms, number of shares, powers, designations, preferences or relative, participating, optional or other special rights (including, without limitation, voting rights), or to qualifications, limitations or restrictions thereof, of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Articles or pursuant to the NRS.
(B)    No Cumulative Voting. No holder of shares of Common Stock shall have the right to cumulate votes.
Section 4.4.    Dividends and Other Distributions.
(A)    Subject to the rights, if any, of the holders of any outstanding series of Preferred Stock or any class or series of stock having a preference over or the right to participate with the Common Stock with respect to the payment of dividends and other distributions in cash, property or shares of capital stock of the Corporation and except as otherwise provided by the Articles or the NRS, dividends and other distributions may be declared and paid ratably on the Common Stock out of the funds of the Corporation that are legally available for this purpose at such times and in such amounts as the Board in its discretion shall determine.
(B)    Notwithstanding anything to the contrary in the Articles or the Bylaws (as defined below), the Corporation is hereby specifically allowed to make any distribution (as defined in NRS 78.191) that otherwise would be prohibited by NRS 78.288(2)(b).
Section 4.5.    Liquidation, Dissolution or Winding Up. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation (each, a “Dissolution Event”), after payment or provision for payment of the debts and other liabilities of the Corporation and subject to the right, if any, of the holders of any outstanding series of Preferred Stock or any class or series of stock having a preference over or the right to participate with the Common Stock as to distributions upon dissolution or liquidation or winding up of the Corporation, the holders of all outstanding shares of Common Stock shall be entitled to receive the remaining assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares held by each such stockholder.

ARTICLE V
BYLAWS
In furtherance and not in limitation of the powers conferred by the NRS, the Board is expressly authorized to make, alter, amend, change, add to, rescind or repeal, in whole or in part, the bylaws of the Corporation (as the same may be amended and/or restated from time to time, the “Bylaws”) without the approval or vote of the stockholders in any manner not inconsistent with the laws of the State of Nevada or the Articles. Authority to adopt, amend or repeal the Bylaws is granted exclusively to the Board.
ARTICLE VI
BOARD OF DIRECTORS
Section 6.1.    Board of Directors.
(A)    Number of Directors. Except as otherwise provided in the Articles or the NRS, the business and affairs of the Corporation shall be managed by or under the direction of the Board. The total number of directors constituting the Board shall be determined from time to time exclusively by resolution adopted by the Board pursuant to the Bylaws, except as otherwise provided for or fixed pursuant to the provisions of any Certificate of Designation and this Article VI. The initial Board comprises the five individuals set forth below:
James Cacioppo        Class III
Benjamin Cross        Class II
Stephen Monroe    Class II
Marina Hahn        Class I
Billy Wafford        Class I
As of the initial effective date of the Articles, each director listed above has the following business address with respect to the Corporation: 301 Yamato Road, Suite 3250, Boca Raton, Florida 33431.
(B)    The directors, other than those who may be elected by the holders of any class or series of Preferred Stock, shall be classified, with respect to the term for which they severally hold office, into three classes as nearly equal in number as is practicable, which classes are hereby designated as Class I, Class II and Class III. The members of the initial Board are assigned to the respective classes set forth next to their names in Section 6.1(A). Class I directors shall initially serve until the first annual meeting of stockholders following the initial effectiveness of this Section 6.1; Class II directors shall initially serve until the second annual meeting of stockholders following the initial effectiveness of this Section 6.1; and Class III directors shall initially serve until the third annual meeting of stockholders following the initial effectiveness of this Section 6.1. At each annual meeting of stockholders, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election (but at least one-fourth of the total number of the directors must be elected annually), provided that notwithstanding the foregoing, the directors elected to each class shall hold office until their successors are duly elected or appointed and qualified or until their earlier resignation, death, or removal. Notwithstanding the foregoing, whenever the holders of any class or series of Preferred Stock have the right, voting separately as a series or together with holders of any other class(es) or series of Preferred Stock, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of the Articles and the Certificate of Designation relating to each such class or series of Preferred Stock.
(C)    Vacancies. Subject to the rights granted to the holders of any one or more series of Preferred Stock then outstanding, any newly created directorship on the Board that results from an increase in the total number of directors and any vacancy occurring in the Board (whether by death, resignation, retirement, disqualification, removal, change in the total number of directors constituting the whole Board, or other cause) shall be filled by the affirmative vote of a majority of the directors then in office (other than directors elected by the holders of any series of Preferred Stock voting separately as a series or together with one or more series, as the case may be), even if they constitute less than a quorum, and not by the stockholders of the Company. Any director elected to fill a vacancy or newly created directorship shall hold office until the next election and when his or her successor shall be elected or appointed and qualified, or until his or her earlier death, resignation, retirement, disqualification or removal.
(D)    Removal. Any or all of the directors (other than the directors elected by the holders of any series of Preferred Stock voting separately as a series or together with one or more other such series, as the case may be) may be removed at any time either with or without cause by the affirmative vote of at least the minimum percentage of the voting power of all outstanding shares of stock of the Corporation entitled to vote thereon, voting together as a single class, then permitted under the NRS for such vote (which at the initial effective time of the Articles is two-thirds of the voting power and in any event shall not be less than a simple majority thereof).
(E)    Rights of Holders of Preferred Stock. Whenever the holders of any one or more series of Preferred Stock issued by the Corporation shall have the right, voting separately as a series or separately as a class with one or more such other series, to elect directors at an annual or special meeting of stockholders, the election, term of office, removal and other features of such directorships shall be governed by the terms of the Articles applicable thereto. Notwithstanding Section 6.1(A), the number of directors that may be elected by the holders of any such series of Preferred Stock shall be in addition to the number fixed pursuant to Section 6.1(A), and the total number of directors constituting the Board shall be automatically adjusted accordingly.
ARTICLE VII
CALL OF SPECIAL MEETINGS OF STOCKHOLDERS
Subject to the rights of the holders of any series of Preferred Stock, special meetings of the stockholders of the Corporation may be called only by or at the direction of the Board, the chair of the Board or the chief executive officer of the Corporation. Stockholders shall have no right to request or call a special meeting.
ARTICLE VIII
LIMITATION OF LIABILITY; INDEMNIFICATION AND PAYMENT OF EXPENSES
(A)    Limitation of Liability. The liability of directors and officers of the Corporation is hereby eliminated or limited to the fullest extent permitted by the NRS. Without limiting the effect of the preceding sentence, if the NRS is amended to further eliminate or limit or authorize corporate action to further eliminate or limit the liability of directors or officers, the liability of directors and officers of the Corporation shall be eliminated or limited to the fullest extent permitted by the NRS, as so amended.

(B)    Indemnification. To the fullest extent permitted under the NRS (including, without limitation, NRS 78.7502, NRS 78.751 and NRS 78.752) and other applicable law, the Corporation shall indemnify and defend any current and former directors and officers of the Corporation in their respective capacities as such and in any and all other capacities in which any of them serves at the request of the Corporation.
(C)    Payment of Expenses. In addition to any other rights of indemnification permitted by the laws of the State of Nevada or as may be provided for by the Corporation in the Bylaws or by agreement or otherwise, the expenses of directors and officers incurred in defending a civil or criminal action, suit or proceeding, involving alleged acts or omissions of such directors or officers in their respective capacities as directors or officers of the Corporation must be paid by the Corporation or through insurance purchased and maintained by the Corporation or through other financial arrangements made by the Corporation, as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the Corporation.
(D)    Repeal and Conflict. Any repeal or modification of this Article VIII approved by the stockholders of the Corporation shall be prospective only and shall not adversely affect any limitation on the liability of a director or officer of the Corporation existing as of the time of such repeal or modification. In the event of any conflict between any provision of this Article VIII and any other provision of the Articles, the terms and provisions of this Article VIII shall control
ARTICLE IX
INAPPLICABILITY OF NEVADA COMBINATIONS STATUTES
The Corporation hereby expressly elects not to be governed by the provisions of NRS 78.411 to 78.444, inclusive.
ARTICLE X
LIMITED WAIVER OF JURY TRIALS
To the fullest extent not inconsistent with any applicable U.S. federal laws, any and all “internal actions” (as defined in NRS 78.046) must be tried in a court of competent jurisdiction in the State of Nevada before the presiding judge as the trier of fact and not before a jury. This Article X shall conclusively operate as a waiver of the right to trial by jury by each party to any such internal action.
ARTICLE XI
DEEMED NOTICE AND CONSENT; SEVERABILITY
Section 11.1.    Severability. If any provision or provisions of the Articles shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of the Articles (including, without limitation, each portion of any paragraph of the Articles containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not, to the fullest extent permitted by applicable law, in any way be affected or impaired thereby and (ii) to the fullest extent permitted by applicable law, the provisions of the Articles (including, without limitation, each such portion of any paragraph of the Articles containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the

Corporation to protect its directors, officers, employees and agents from individual liability to the fullest extent permitted under Nevada law.
Section 11.2.    Deemed Notice and Consent. To the fullest extent permitted by law, each and every natural person, corporation, general or limited partnership, limited liability company, joint venture, trust, association or any other entity purchasing or otherwise acquiring any interest (of any nature whatsoever) in any shares of the capital stock of the Corporation shall be deemed, by reason of and from and after the time of such purchase or other acquisition, to have notice of and to have consented to all of the provisions of (a) the Articles, (b) the Bylaws and (c) any amendment to the Articles or the Bylaws enacted or adopted in accordance with the Articles, the Bylaws and applicable law.
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